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                                                                     EXHIBIT 4.3






                          BARRETT RESOURCES CORPORATION

                                  $150,000,000

                           7.55% SENIOR NOTES DUE 2007



                          FIRST SUPPLEMENTAL INDENTURE


                         BARRETT RESOURCES CORPORATION,


                                   as Issuer,


                                       and

                             BANKERS TRUST COMPANY,

                                   as Trustee






                                   Dated as of

                          _______________________, 2001






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                          FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of __________________, 2001, between Barrett Resources Corporation, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), and Bankers Trust Company, a banking corporation existing under the laws of the State of New York, as trustee (the "Trustee");

         WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture dated as of February 1, 1997 (hereinafter called the "Original Indenture") to provide for the issuance of the Company's 7.55% Senior Notes due 2007 (the "Notes"); and

         WHEREAS, on May 7, 2001, the Company, The Williams Companies, Inc., a Delaware corporation ("Williams"), and Resources Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Williams (the "Acquisition Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, subject to the satisfaction of the conditions set forth in the Merger Agreement, either the Company will be merged with and into the Acquisition Sub (the "Forward Merger") or the Acquisition Sub (or another direct or indirect., wholly-owned subsidiary of Williams) will be merged with and into the Company (the "Reverse Merger"') (the Forward Merger and the Reverse Merger, collectively, the "Merger"; and

         WHEREAS, in the event of the Forward Merger, pursuant to Section 5.02 of the Original Indenture, subject to satisfaction of the conditions set forth in Section 5.01 of the Original Indenture, the Acquisition Sub will assume all the obligations of the Company under the Original Indenture and the Notes or, in the event of the Reverse Merger, the obligations of the Company under the Indenture and the Notes will continue; and

         WHEREAS, it is intended by the Company that the Amendments (as defined below) effected pursuant to the Consent Solicitation Statement (as defined below) and this Supplemental Indenture shall be treated as an integrated transaction with the Forward Merger and as a part of such "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, Section 9.02 of the Original Indenture provides, among other things, that, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, the Company and the Trustee may enter into indentures supplemental to the Original Indenture for the purpose of amending any provision of the Original Indenture or the Notes (other than as provided in Section 9.02 of the Original indenture); and

         WHEREAS, the Company desires (i) to conform certain provisions of the Original Indenture to the Senior Indenture, dated as of November 10, 1997, as amended to the date hereof, between Williams, as Issuer, and Bank One Trust Company, NA. (formerly The First National Bank of Chicago), as trustee (the "Williams Indenture"), by (a) modifying the covenant dealing with restrictions on liens and related provisions of the Original Indenture arid (b) eliminating the cross-default and judgment default provisions of the Original Indenture and
(ii) to amend the



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reporting covenant contained in the Original Indenture to require Williams instead of the Company to provide to the Securities and Exchange Commission or to the Trustee periodic business and financial information specified by Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including Annual Reports on Form 10-K; and

         WHEREAS, all action on the part of the Company necessary to authorize its execution, delivery and performance of the Original Indenture, as further supplemented by this First Supplemental Indenture, has been duly taken; and

         WHEREAS. Williams has solicited the consent of the Holders of the Notes to certain amendments to the Original Indenture (the "Amendments") pursuant to that certain Consent Solicitation Statement dated July 18, 2001 (the "Consent Solicitation Statement"); and

         WHEREAS, Holders of at least a majority in aggregate principal amount of the Notes have consented to the Amendments and instruments evidencing such consent have been delivered to the Trustee; and

         WHEREAS, the Company desires and has requested the Trustee to join in the execution and delivery of this Supplemental Indenture for the purpose of amending the Original Indenture;

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, it is mutually covenanted and agreed for the equal and ratable benefit of all Holders of the Notes as follows, effective upon execution hereof by the Trustee:

                                   DEFINITION

         Section 1.1 Definition. When used herein, "Consent Solicitation Completion Event" shall mean such time as each of the following events shall have occurred: (i) the Merger shall have been consummated in accordance with the terms and conditions set forth in the Merger Agreement and (ii) each Holder of Notes that has validly consented to the Amendments pursuant to the Consent Solicitation Statement shall have received payment for its consent in accordance with the Consent Solicitation Statement.


                                   ARTICLE TWO

                        AMENDMENTS TO ORIGINAL INDENTURE

         Section 2.1 Amended Definitions. Upon the occurrence of the Consent Solicitation Completion Event, Section 1.01 of the Original Indenture shall be amended as follows:

                  (a) the definition of each term that is used in the Original Indenture only in the Sections or subsections thereof that are deleted pursuant to Section 2.2. hereof shall be deleted;

                  (b) the following definitions shall be added:



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                           "Consolidated Funded Indebtedness" means the
aggregate of all outstanding Funded Indebtedness of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP;

                           "Williams" means The Williams Companies, Inc., a
Delaware corporation, and any successor corporations thereto; and

                  (c) the definitions of "Consolidated Net Tangible Assets" and "Funded Indebtedness" shall be replaced with the following definitions:

                           "Consolidated Net Tangible Assets" means the total
assets appearing on a consolidated balance sheet of the Company and its Restricted Subsidiaries on a consolidated basis, less:

                           (1) intangible assets, unamortized debt discount and
expense and stock expense and other deferred debits;

                           (2) all current and accrued liabilities (other than
Consolidated Funded Indebtedness and capitalized rentals or leases); deferred credits (other than deferred investment tax credits), deferred gains and deferred income and billings recorded as revenues deferred pending the outcome of a rate proceeding (less applicable income taxes) to the extent refunds thereof shall not have been finally determined;

                           (3) all reserves (other than for deferred Federal
income taxes arising from timing differences) not already deducted from assets;

                           (4) all advances made by the Company or its
Restricted Subsidiaries to finance oil or natural gas exploration and development to the extent that the Indebtedness related thereto and of an equal amount is excluded from Funded indebtedness by virtue of the proviso to the definition thereof;

                           (5) an amount equal to the amount excluded from
Funded Indebtedness representing "production payment" financing of oil or natural gas exploration and development by the Company or its Restricted Subsidiaries on a consolidated basis; and

                           (6) appropriate allowance for minority stockholder
interests;

                           "Funded Indebtedness" means any Indebtedness which
matures more than one year after the date as of which Funded Indebtedness is being determined less any such Indebtedness as will be retired through or by means of any deposit or payment required to be made within one year from such date under any prepayment provision, sinking fund, purchase fund or otherwise; provided, however, that such term shall not include Indebtedness of the Company or any of its Restricted Subsidiaries incurred to finance outstanding advances to others to finance oil or natural gas exploration and development to the extent that the latter are not in default in their obligations to the Company or such Restricted Subsidiary, nor shall such term



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include Indebtedness of the Company or any of its Restricted Subsidiaries
incurred to finance oil or natural gas exploration and development by means commonly referred to as a "production payment" to the extent that the Company or any of its Restricted Subsidiaries have not guaranteed the repayment of the production payment.

         Section 2.2 Amended Provisions. Upon the occurrence of the Consent Solicitation Completion Event, the text of each of the following Sections or subsections of the Original Indenture shall be amended as follows:

                  (a) Section 4.03 SEC Reports; Financial Statements. References to "the Company" in Section 4.03 shall be replaced with references to "Williams".

                  (b) Section 4.09 Limitation on Liens. Subsections (a) through
(i) of Section 4.09 shall be deleted in their entirety and replaced with the following subsections (a) through (bb):

                           (a) Any purchase money Lien created by the Company or a Restricted Subsidiary to secure all or part of the purchase price of any property (or to secure a loan made to enable the Company or a Restricted Subsidiary to acquire the property described in such Lien), provided that the principal amount of the Indebtedness secured by any such Lien, together with all other Indebtedness secured by a Lien on such property, shall not exceed the purchase price of the property acquired;

                           (b) Any Lien existing on any property at the tune of the acquisition thereof by the Company or a Restricted Subsidiary whether or not assumed by the Company or a Restricted Subsidiary, and any Lien on any property acquired or constructed by the Company or a Restricted Subsidiary and created not later than 12 months after (i) such acquisition or completion of such construction or (ii) commencement of full operation of such property, whichever is later; provided, however, that, if assumed or created by the Company or a Restricted Subsidiary, the principal amount of the Indebtedness secured by such Lien, together with all other Indebtedness secured by a Lien on such property, shall not exceed the purchase price of the property, acquired and/or the cost of the property constructed;

                           (c) Any Lien created or assumed by the Company or a Restricted Subsidiary on any contract for the sale of any product or service or any rights thereunder or any proceeds therefrom, including accounts and other receivables, related to the operation or use of any property acquired or constructed by the Company or a Restricted Subsidiary and created not later than 12 months after (i) such acquisition or completion of such construction or (ii) commencement of full operation of such property, whichever is later;

                           (d) Any Lien existing on any property of a Restricted Subsidiary at the time it becomes a Restricted Subsidiary;



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                           (e) Any refunding or extension of maturity, in whole
         or in part, of any Lien created or assumed in accordance with the provisions of subdivision (a), (b), (c) or (d) above or (j) or (bb) below, provided that the principal amount of the Indebtedness secured by such refunding Lien or extended Lien shall not exceed the principal amount of the indebtedness secured by the Lien to be refunded or extended outstanding at the time of such refunding or extension and that such refunding Lien or extended Lien shall be limited in Lien to the same property that secured the Lien so refunded or extended;

                           (f) Any Lien created or assumed by the Company or a Restricted Subsidiary to secure loans to the Company or a Restricted Subsidiary maturing within 12 months of the date of creation thereof and not renewable or extendible by the terms thereof at the option of the obligor beyond such 12 months, and made in the ordinary course of business;

                           (g) Mechanics' or materialmen's Liens or any Lien or charge arising by reason of pledges or deposits to secure payment of workmen's compensation or other insurance, good faith deposits in connection with tenders or leases of real estate, bids or contracts (other than contracts for the payment of money), deposits to secure public or statutory obligations, deposits to secure or in lieu of surety, stay or appeal bonds and deposits as security for the payment of taxes or assessments or other similar charges;

                           (h) Any Lien arising by reason of deposits with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time as required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege or license, or to enable the Company or a Restricted Subsidiary to maintain self-insurance or to participate in any fund for liability on any insurance risks or in connection with workmen's compensation, unemployment insurance, old age pensions or other social security or to share in the privileges or benefits required for companies participating in such arrangements;

                           (i) Any Lien which is payable, both with respect to principal and interest, solely out of the proceeds of oil, gas, coal or other minerals or timber to be produced from the property subject thereto and to be sold or delivered by the Company or a Restricted Subsidiary, including any interest of the character commonly referred to as a "production payment";

                           (j) Any Lien created or assumed by a Restricted Subsidiary on oil, gas, coal or other mineral or timber property, owned or leased by a Restricted Subsidiary to secure loans to such Restricted Subsidiary for the purposes of developing such properties, including any interest of the character commonly referred to as a "production payment"; provided, however, that neither the Company nor any other Restricted Subsidiary shall assume or guarantee such loans or otherwise be liable in respect thereto;

                           (k) Lions upon rights-of-way;

                           (l) Undetermined Liens and charges Incidental to construction or maintenance;



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                           (m) The right reserved to, or vested in, any
         municipality or governmental or other public authority or railroad by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right, power, franchise, grant, license or permit;

                           (n) The Lien of taxes and assessments which are not at the time delinquent;

                           (o) Any Liens of specified taxes and assessments which are delinquent but the validity of which is being contested in good faith at the time by the Company or a Restricted Subsidiary;

                           (p) Any Liens reserved in leases for rent and for compliance with the terms of the lease in the case of leasehold estates;

                           (q) Defects and irregularities in the titles to any property (including rights-of-way and easements) which are not material to the business of the Company and its Subsidiaries considered as a whole;

                           (r) Any Liens securing Indebtedness neither assumed nor guaranteed by the Company or a Restricted Subsidiary nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate (including rights-of-way and easements) acquired by the Company or a Restricted Subsidiary, which Liens do not materially impair the use of such property for the purposes for which it is held by the Company or such Restricted Subsidiary;

                           (s) Easements, exceptions or reservations in any property of the Company or a Restricted Subsidiary granted or reserved for the purpose of pipelines, roads, telecommunication equipment and cable, streets, alleys, highways, railroad purposes, the removal of oil, gas, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, facilities and equipment, which do not materially impair the use of such property for the purposes for which it is held by the Company or such Restricted Subsidiary;

                           (t) Rights reserved to or vested in any municipality or public authority to control or regulate any property of the Company or a Restricted Subsidiary, or to use such property in any manner which does not materially impair the use of such property for the purposes far which it is held by the Company or such Restricted Subsidiary;

                           (u) Any obligations or duties, affecting the property of the Company or a Restricted Subsidiary, to any municipality or public authority with respect to any franchise, grant, license or permit;



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                           (v) The Liens of any judgments in an aggregate amount
         not in excess or $1,000,000 or the Lien of any judgment the execution of which has been stayed or which has been appealed and secured, if necessary, by the filing of an appeal bond;

                           (w) Zoning laws and ordinances;

                           (x) Any Liens existing on any office equipment, data processing equipment (including computer and computer peripheral equipment) or transportation equipment (including motor vehicles, aircraft and marine vessels);

                           (y) Any Liens created or assumed by the Company or a Restricted Subsidiary on oil, gas, coal or other mineral or timber property owned by the Company or a Restricted Subsidiary;

                           (z) Leases now or hereafter existing and any renewals or extensions thereof;

                           (aa) Any Liens created by the Company or a Restricted Subsidiary on any contract (or any rights thereunder or proceeds therefrom) providing for advances by the Company or such Restricted Subsidiary to finance gas exploration and development, which Lien is created to secure indebtedness incurred to finance such advances; and

                           (bb) Any Liens not permitted by clauses (a) through
         (aa) above if at the time of, and after giving effect to, the creation or assumption of any such Lien, the aggregate of all Indebtedness of the Company and its Subsidiaries secured by all such Liens not so permitted by clauses (a) through (aa) above do not exceed 5% of Consolidated Net Tangible Assets.

                  (c) Section 6.01 Events of Default. Subsections (4) and (5) of
Section 6.01 shall be deleted in their entirety.

                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

         Section 3.1 Execution as Supplemental Indenture. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in Article IX of the Original Indenture, this Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

         Section 3.2 Responsibilities for Recitals, etc. The recitals herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.



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         Section 3.3 Provisions Binding on Company's Successor. All of the
covenants, stipulations, promises and agreements made in this Supplemental Indenture by the Company shall bind its successors and assigns whether so expressed or not.

         Section 3.4 Governing Law. This Supplemental Indenture shall be deemed to be a contract made wider the laws of the State of New York and, for all purposes, shall be construed in accordance with the laws of said State, without regard to principles of conflicts of law.

         Section 3.5 Execution and Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         Section 3.6 Trust Indenture Act to Control. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in the Original Indenture or in this Supplemental Indenture which is required to be included in or is deemed to be applicable to this Supplemental Indenture by any of Sections 310 to 317, inclusive, of the Trustee Indenture Act of 1939, as amended, such required or other applicable provision shall control.



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         IN WITNESS WHEREOF, Barrett Resources Corporation has caused this
Supplemental Indenture to be signed and acknowledged by its Chairman of the Board and its President or one of its Vice Presidents and the same to be attested to by its Secretary or one of its Assistant Secretaries, and Bankers Trust Company, as Trustee, has caused this First Supplemental Indenture to be signed and acknowledged by one of its Vice Presidents and the same to be attested to by a duly authorized officer, all as of the day and year first written above.

                                      Barrett Resources


                                      By:          /s/ Peter A. Dea
                                         ---------------------------------------
                                         Name: Peter A. Dea
                                         Title: Chairman and CEO

                                      By:         /s/ J. Frank Keller
                                         ---------------------------------------
                                         Name: J. Frank Keller
                                         Title: Executive Vice President and CFO


Attest: By: /s/ Eugene A. Lang, Jr.
           -------------------------
           Name: Eugene A. Lang, Jr.
           Title: Secretary



                                      Bankers Trust Company, as Trustee


                                      By:        /s/ Irina Golovashchue
                                         ---------------------------------------
                                         Name: Irina Golovashchue
                                         Title: Account Manager


Attest: By:     /s/ Tracy Salzmann
           ----------------------------
           Name: Tracy Salzmann
           Title: Associate